                                                                    EXHIBIT 10.5



                                                          RESTRICTED STOCK UNITS
                                                               1997 - Conversion

                           1990 RJR NABISCO HOLDINGS CORP.
                               LONG-TERM INCENTIVE PLAN

                               RESTRICTED STOCK PROGRAM

                           RESTRICTED STOCK UNIT AGREEMENT

                        _____________________________________

                            DATE OF GRANT: June 16, 1997

                                 W I T N E S S E T H


    1. GRANT OF RESTRICTED STOCK UNITS. Subject to (i) cancellation of any prior outstanding Restricted Stock awards granted to the Grantee pursuant to the provisions of the 1990 RJR Nabisco Long-Term Incentive Plan and the Restricted Stock Program (collectively, the "Plan") and (ii) surrender to RJR Nabisco Holdings Corp. (the "Company") of any stock certificates in respect of such restricted stock, the Company on the above date has granted to

                      (FIRST NAME)(LAST NAME)(THE "GRANTEE")

subject to the provisions of the Plan and the terms and conditions of the Plan and this agreement (the "Agreement"), a total of

                         (       )  RESTRICTED STOCK UNITS

which entitle the Grantee to receive an amount in cash equal to the fair market value of an equivalent number of shares of Common Stock of the Company ("Common Stock") as of the Payment Date determined in Section 4.

    A copy of the Plan is attached and made a part of this Agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless the context requires a different meaning.

    2. VESTING OF RESTRICTED STOCK UNITS. The Restricted Stock Units granted hereunder shall vest on the earliest of:

              (i)     July 15, 1997;
              (ii)    the date of the Grantee's death;
              (iii) the date of the Grantee's Disability, as defined in RJR Nabisco Inc.'s Long Term Disability Plan;

              (iv) the date of the Grantee's involuntary termination, if such termination is a result of a "Reorganization" (as defined in the Continuing Excellence Recognition Program);
              (v) one year after the date of the Grantee's transfer, as a result of a Reorganization, to "Operating Company" (as defined in the Continuing Excellence Recognition Program), or an affiliated company;
              (vi) the date the Grantee is involuntarily terminated without Cause within one year after the transfer described in
                      (v).

    For purposed of subparagraph 2 (iv) above, an involuntary termination as result of a Reorganization shall not occur as result of a refusal to accept a comparable position at an Operating Company or an affiliated company.

    3. PRORATA REMOVAL OF RESTRICTIONS. In the event that the Grantee's termination prior to a date listed in Paragraph 2 is (a) by action of the Company and without Cause, or (b) by retirement, the Grantee, if approved by the Chief Executive Officer of the Company, may receive, a portion of such Restricted Stock Units determined by multiplying the number of such Restricted Stock Units by a fraction, the denominator of which is the total number of months between the Date of Grant and the date specified in subparagraph 2 (i) above (the "Restricted Period"), and the numerator of which is the number of months (including any portion thereof) of the Grantee's Active Employment during the Restricted Period. "Active Employment" shall not include any period of Salary Continuation or any compensation period in lieu of Salary Continuation. If the Grantee is or becomes Chief Executive Officer of the Company, actions and approvals required herein shall be made by the Committee.

    4. PAYMENT OF RESTRICTED STOCK UNITS. Unless the Grantee has elected to defer receipt of payment in accordance with Section 7, the Grantee will receive a payment in cash in respect of Restricted Stock Units granted to him based upon the closing price of Common Stock on the date of vesting (the "Payment Date"). The payment shall be made as soon as practicable following vesting of such Restricted Stock Units. If the Grantee has elected to defer receipt of such payment in accordance with Section 7, the Payment Date will be the last day of the deferral period and payment will be made as soon as practicable thereafter.

    5. FORFEITURE OF RESTRICTED STOCK UNITS. Except as otherwise provided in
Section 3, Restricted Stock Units that are not vested as of the Grantee's Separation Date shall be cancelled, and the Grantee shall forfeit all right, title and interest in and to such Restricted Stock Units along with the right to any dividend equivalents paid thereon pursuant to Section 6. "Separation Date" means termination from active employment; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary).

    6. DIVIDEND EQUIVALENT PAYMENTS. At all times prior to the Payment Date, the Grantee shall receive cash payments at the same time and in the same amount as any cash dividends paid on an equivalent number of shares of Common Stock.

    7. DEFERRAL. The Grantee may elect to defer payment of vested Restricted Stock Units in accordance with procedures established by the Committee; provided, that the Grantee may not defer payment in respect of Restricted Stock Units that vest in connection with the Grantee's termination of employment for any reason and further, provided, that in no event may the period of deferral extend beyond January of the year following the Grantee's termination of employment for any reason. Deferred Restricted Stock Units will continue to have a value based on the fair market value of an equivalent number of shares of Common Stock.

    8. NO RIGHT TO EMPLOYMENT. The execution and delivery of this Agreement and the granting of Restricted Stock Units hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

    9. TRANSFERABILITY. Other than as specifically provided in the Plan with regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

    10. CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE.

    a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any spinoff, stock dividend, subdivision or reclassification of shares, or similar event the number or nature of Restricted Stock Units subject to this Agreement after such an event shall be increased or changed in the same proportion or manner as the outstanding shares of Common Stock are increased or changed, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of Restricted Stock Units subject to this Agreement after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.

    b) In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the Restricted Stock Units subject to this Agreement after such an event, and in place of the Restricted Stock Units so subject, a stock equivalent shall be determined by multiplying the number of common shares of stock delivered in exchange for a share of Common Stock upon such consolidation or merger, by the number of Restricted Stock Units subject to this Agreement.
If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate adjustment to shares held pursuant to this Agreement after such an event; provided, however, such adjustment shall not be to the detriment of the Grantee.

    11. TAXES. Any taxes required by federal, state or local laws to be withheld by the Company on the Grant of Restricted Stock Units or any other payment or event hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the Company to withhold or offset a sufficient amount from any payment hereunder to satisfy any such tax withholding obligations.

    12. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

    13. GRANTEE. In consideration of the grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement.
The Committee may delegate its interpretive authority to an officer or officers of the Company.

    14. OTHER PROVISIONS.

         a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

         b) The Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         c)   THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

    IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

                                            RJR NABISCO, INC.

                                            By: _____________________________
                                                 Authorized Signatory

____________________________
Grantee


Grantee's Taxpayer Identification Number:

____________________________

Grantee's Home Address:

____________________________

____________________________